Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated April 4, 2002, included in this Registration Statement on Form S-8 of nStor Technologies, Inc. relating to their consolidated financial statements appearing in the Company's Annual Report on Form 10K for the year ended December 31, 2001, and previously filed Forms S-3 (333-69495, 333-82223, 333-94935, 333-38784 and 333-36508), Form S-4
(333-86093) and Forms S-8 (333-35495 and 333-94305).

/s/ Swenson Advisors, LLP

San Diego, California
April 25, 2002